EXHIBIT 99.1

FOR IMMEDIATE RELEASE

DynaResource, Inc. Appoints Directors

Dr. Quinton Hennigh and Mr. Brent Omland

Appointed to the Company’s Board of Directors

Irving, Texas (February 22, 2024) OTCQX: DYNR–DynaResource, Inc. (“DynaUSA”, and “the Company”) is pleased to announce that it has appointed Dr. Quinton Hennigh and Mr. Brent Omland as Directors to the Board of Directors of the Company; and that the Company accepted the resignations of Dr. Jose Vargas Lugo and Mr. Ronald Vail from the Company’s Board of Directors in order to make the two Board Seats available. The appointments and resignations are effective February 16, 2024. Dr. Vargas Lugo will remain in his position with the Company as Director of Operations – Mexico, and Mr. Vail will become a non-voting Board observer.

Dr. Hennigh is an exploration geologist with 33 years’ experience, predominantly in the gold industry. He holds a M.Sc. and Ph.D. in geology and geochemistry from the Colorado School of Mines. Early in his career, he explored for gold for major mining companies including Homestake Mining Company, Newcrest Mining Ltd., and Newmont Mining Corporation. Beginning in 2007, Dr. Hennigh shifted focus to the junior mining space where he has worked for several successful gold explorers, notably Gold Canyon Resources where he led the discovery of the 5.2 million ounce Springpole gold deposit, Ontario. Currently, Dr. Hennigh is Technical and Geologic Director to Crescat Capital and is CEO of private miner, San Cristobal Mining.

Mr. Omland was elected to serve as a Director pursuant to the terms of the Stock Purchase Agreement (the “Stock Purchase Agreement”) dated August 2, 2023, by and between the Company and Ocean Partners Holdings Limited (“Ocean Partners”). Mr. Omland is Co-CEO of Ocean Partners, which purchases substantially all the gold produced by the Company pursuant to that certain Gold Concentrate Purchase Agreement dated February 1, 2021, as amended, by and between the Company’s affiliate, DynaResource de Mexico, SA de CV (“DynaMéxico’), and an affiliate of Ocean Partners, MK Metal Trading Mexico SA de CV.

Mr. Omland is a mining executive with 20 years of experience in the mining and metals trading industry. Mr Omland is a graduate of the University of British Columbia and a Canadian CPA. Mr. Omland has also worked in finance roles for Teck Resources and in senior finance roles for an integrated lead mining and smelting group based in Australia (Ivernia/Enirgi Metals). Mr Omland also serves on the Board of Directors for Dore Copper Mining Corp, Galantas Gold Corporation and Nicola Mining Inc., all listed on the TSX-V.

1	DynaResource, Inc. News Release, Board Changes (February 22, 2024)

Mr. K.D. Diepholz, Chairman of the Board of Directors and CEO of DynaResource, Inc., and President of DynaMéxico, which currently owns 100% of the prolific San Jose de Gracia high grade gold project in Sinaloa State, Mexico (“SJG”); stated: “I am very pleased to add the expertise of an internationally renowned mining professional such as Dr. Hennigh to our Board of Directors. We look forward to utilizing his expertise and experience as we continue to expand the operations and resources at SJG.

I also greatly appreciate the attention and support we have received from Mr. Omland and Ocean Partners since February 2021, and I am pleased to welcome Brent to the Board of Directors. Quinton and Brent will be integral and valuable additions to the Board of Directors team, and I’m certain they will provide significant and strategic contributions to the further advance and development of the prolific SJG Project. I am excited and looking forward to working with Quinton and Brent.

I would also like to thank Dr. Jose Vargas Lugo and Mr. Ron Vail for their significant contributions to DynaResource over the past few years. Dr. Vargas will continue to be an integral executive for our management team, and Ron will continue to support our strategic business planning. Dr. Vargas and Ron have both contributed greatly to the significant achievements made by DynaResource.”

“I am delighted to join DynaResource alongside Brent Omland,” commented Dr. Hennigh. “San José de Gracia is an exceptional low sulfidation epithermal vein camp that I have kept my eye on for many years. While it is famous for its historic high-grade gold production, I believe this is a system that remains grossly under-explored. I can see several immediate targets in which new high-grade veins might be discovered. I look forward to helping DynaResource develop their current resources as well as pursue the next generation of discoveries yet to be made at San José de Gracia.”

On behalf of Ocean Partners, Mr. Brent Omland, co-CEO of Ocean Partners commented: “We are very pleased to expand our strong relationship with DynaResource and their excellent team in the US and México. We are excited to be a part of the continuing development and expansion of the world class SJG Project and we look forward to providing K.D. and his team additional support and resources.”

IMPORTANT CAUTIONARY NOTE REGARDING CANADIAN DISCLOSURE STANDARDS

The Company is an "OTC Reporting Issuer" as that term is defined in Multilateral Instrument 51-509, Issuers Quoted in the U.S. Over-the-Counter Markets, promulgated by various Canadian Provincial Securities Commissions.

Accordingly, certain disclosure in this news release or other disclosure provided by the Company has been prepared in accordance with the requirements of securities laws in effect in Canada, which differ from the requirements of United States securities laws. In Canada, an issuer is required to provide technical information with respect to mineralization, including reserves and resources, if any, on its mineral exploration properties in accordance with Canadian requirements, which differ significantly from the requirements of the United States Securities and Exchange Commission (the “SEC”) applicable to registration statements and reports filed by United States companies pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. As such, information contained in this news release or other disclosure provided by the Company concerning descriptions of mineralization under Canadian standards may not be comparable to similar information made public by United States companies subject to the reporting and disclosure requirements of the SEC and not subject to Canadian securities legislation. This news release or other disclosure provided by the Company may use the terms “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources”. While these terms are recognized and required by Canadian regulations (under National Instrument 43-101, Standards of Disclosure for Mineral Projects), the SEC does not recognize them. United States investors are cautioned not to assume that any part or all of the mineral

2	DynaResource, Inc. News Release, Board Changes (February 22, 2024)

deposits in these categories will ever be converted to reserves. In addition, “inferred mineral resources” have a great amount of uncertainty as to their existence and economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian securities legislation, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, although they may form, in certain circumstances, the basis of a “preliminary economic assessment” as that term is defined in National Instrument 43-101, Standards of Disclosure for Mineral Projects. U.S. investors are cautioned not to assume that part or all of an inferred mineral resource exists, or is economically or legally mineable.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This news release contains forward-looking statements within the meaning of Section 27 A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Certain information contained in this news release, including any information relating to future financial or operating performance may be deemed “forward-looking”. All statements in this news release, other than statements of historical fact, that address events or developments that DynaResource expects to occur, are “forward-looking information”. These statements relate to future events or future performance and reflect the Company’s expectations regarding the future growth, results of operations, business prospects and opportunities of DynaResource. These forward-looking statements reflect the Company’s current internal projections, expectations or beliefs and are based on information currently available to DynaResource. In some cases, forward-looking information can be identified by terminology such as “may”, “will”, “should”, “expect”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “projects”, “potential”, “scheduled”, “forecast”, “budget” or the negative of those terms or other comparable terminology. Certain assumptions have been made regarding the Company’s plans at the San Jose de Gràcia property. Many of these assumptions are based on factors and events that are not within the control of DynaResource and there is no assurance they will prove to be correct. Such factors include, without limitation: capital requirements, fluctuations in the international currency markets and in the rates of exchange of the currencies of the United States and México; price volatility in the spot and forward markets for commodities; discrepancies between actual and estimated production, between actual and estimated reserves and resources and between actual and estimated metallurgical recoveries; changes in national and local governments in any country which DynaResource currently or may in the future carry on business; taxation; controls; regulations and political or economic developments in the countries in which DynaResource does or may carry on business; the speculative nature of mineral exploration and development, including the risks of obtaining necessary licenses and permits, diminishing quantities or grades of reserves; competition; loss of key employees; additional funding requirements; actual results of current exploration or reclamation activities; changes in project parameters as plans continue to be refined; accidents; labor disputes; defective title to mineral claims or property or contests over claims to mineral properties. In addition, there are risks and hazards associated with the business of mineral exploration, development and mining, including environmental hazards, industrial accidents, unusual or unexpected formations, pressures, cave-ins, flooding and gold bullion losses (and the risk of inadequate insurance or inability to obtain insurance, to cover these risks) as well as those risks referenced in the Annual Report for DynaResource available at www.sec.gov. Forward-looking information is not a guarantee of future performance and actual results, and future events could differ materially from those discussed in the forward-looking information. All of the forward-looking information contained in this news release is qualified by these cautionary statements. Although DynaResource believes that the forward-looking information contained in this news release is based on reasonable assumptions, readers cannot be assured that actual results will be consistent with such statements. Accordingly, readers are cautioned against placing undue reliance on forward-looking information. DynaResource expressly disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, events or otherwise.

For Information on DynaUSA and DynaMéxico:

please visit “https\\:www.dynaresource.com”, or contact:

Brad J. Saulter, DynaUSA V.P. – Investor Relations: 972-996-7417 General Inquiries: 972-869-9400
K.D. Diepholz, DynaUSA - Chairman / CEO DynaResource de México–Presidente

3	DynaResource, Inc. News Release, Board Changes (February 22, 2024)